Exhibit 4.75

Recording requested by
and when recorded mail to:

Latham & Watkins LLP
Attn: Jason Crowell, Esq.
600 West Broadway, Suite 1800
San Diego, CA 92101

R.P.T.T.: $-0-

QUITCLAIM DEED

THE UNDERSIGNED GRANTOR DECLARES:

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, NEVADA GEOTHERMAL POWER INC., a corporation registered in British Columbia (“NGP”) hereby REMISES, RELEASES and FOREVER QUITCLAIMS to NGP BLUE MOUNTAIN I LLC, a Delaware limited liability company (“NGPI”), all its interest in that certain real property (the “Property”) situated in the County of Humboldt, State of Nevada and more particularly described in Exhibit A attached hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

The undersigned has executed this Quitclaim Deed as of September _20_, 2007.

GRANTOR:

NEVADA GEOTHERMAL POWER INC.,
a corporation registered in British Columbia

By: /s/ Andrew Studley

Name: Andrew Studley

Title: Chief Financial Officer

ACKNOWLEDGMENT

PROVINCE OF BRITISH COLUMBIA
CITY OF VANCOUVER

      This Amendment to Geothermal Lease Agreement was acknowledged before me on _____September 20_______________, 2007, by __Andrew Studley________________, a duly authorized officer of Nevada Geothermal Power Inc.

______Gregory Smith___________________
NOTARY PUBLIC in and for the Province of
British Columbia

GREGORY C. SMITH BARRISTER & SOLICITOR ROBSON COURT 1000-840 HOWE STREET VANCOUVER, B.C V6C 2M1 (604) 687-2242

(Print or stamp name of Notary)
My Commission ~~Expires~~: __does not expire_________________-

EXHIBIT “A”

1.

All right, title and interest in water rights contained in that certain Division of Water Resources Permit No. 72978 issued to Nevada Geothermal Power Inc., a corporation registered in British Columbia, and Nevada Land and Resource Company, LLC, a Delaware limited liability company, on September 8th , 2006.

Water to be diverted from: SE1/4 NW1/4 of Section 1, T36N, R34E, M.D.B.&M. or at a point from which the NW corner of said Section 1 bears N 58°23’26”E, 4553.0 feet, Humboldt County, Nevada.

Place of use of water: NE1/4 NW1/4 of Section 23, T36N, R34E, M.D.B.&M., Humboldt County, Nevada

2.

All right, title and interest in water rights contained in that certain Division of Water Resources Permit No. 73541 issued to Nevada Geothermal Power Inc., a corporation registered in British Columbia, and Nevada Land and Resource Company, LLC, a Delaware limited liability company, on September 8th , 2006.

Water to be diverted from: SE1/4 NW1/4 of Section 1, T36N, R34E, M.D.B.&M. or at a point from which the NW corner of said Section 1 bears N 65°27’05”E, 3601.0 feet, Humboldt County, Nevada.

Place of use of water: NE1/4 NW1/4 of Section 23, T36N, R34E, M.D.B.&M., Humboldt County, Nevada

3.

All the right, title and interest in water rights contained in that certain Division of Water Resources Permit No. 73542 issued to Nevada Geothermal Power Inc., a corporation registered in British Columbia, and Nevada Land and Resource Company, LLC, a Delaware limited liability company, on September 8th , 2006.

Water to be diverted from: Lot 2 of Section 1, T36N, R34E, M.D.B.&M. or at a point from which the NE corner of said Section 1 bears N 73°26’17”E, 2984.00 feet, Humboldt County, Nevada.

Place of use of water: NE1/4 NW1/4 of Section 23, T36N, R34E, M.D.B.&M., Humboldt County, Nevada

4.

All the right, title and interest in water rights contained in that certain Division of Water Resources Permit No. 73543 issued to Nevada Geothermal Power Inc., a corporation registered in British Columbia, and Nevada Land and Resource Company, LLC, a Delaware limited liability company, on September 8th , 2006.

Water to be diverted from: Lot 2 of Section 1, T36N, R34E, M.D.B.&M. or at a point from which the NE corner of said Section 1 bears N 85°12’24”E, 2265.00 feet, Humboldt County, Nevada.

Place of use of water: NE1/4 NW1/4 of Section 23, T36N, R34E, M.D.B.&M., Humboldt County, Nevada